EXHIBIT 10.2

AMENDMENT NUMBER ONE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amendment Number One (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of January 3, 2022 (the “Employment Agreement”), by and between ESSA Bank & Trust, a Pennsylvania chartered stock savings bank (the “Bank”), ESSA Bancorp, Inc., a Pennsylvania-chartered corporation (the “Company”) and Charles D. Hangen (the “Executive”) is entered into as of December 10, 2024.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Employment Agreement.
WHEREAS, the Employment Agreement provides for a three-year term which is scheduled to expire on January 2, 2025 unless further extended; and

WHEREAS, the Employer and Executive desire to amend the Employment Agreement to provide that the term of the Employment Agreement will continue for an additional three years, subject to an annual renewal unless a notice of non-renewal is delivered to the Executive; and

WHEREAS, Section 13(a) of the Employment Agreement provides that the Employment Agreement may be amended by a writing signed by the parties to the Employment Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:
Section 1.   Three Year Contract; Annual Renewal.  Section 2(a) of the Employment Agreement is hereby amended and restated to read as follows:
“2(a) The term of this Agreement shall renew on December 10, 2024 and shall continue thereafter for a period of three years (the “Employment Period”) and the Employment Period shall be extended and renewed for an additional year on each December 10th thereafter, commencing on December 10, 2025, so that the remaining term of the Employment Period is always between two to three years, until the date that the Employer gives Executive written notice of non-renewal (the “Non-Renewal Notice”).  The Employment Period shall end on the date that is thirty-six (36) months after the date of the Non-Renewal Notice, unless the parties agree that the Employment Period shall end on an earlier date.  Notwithstanding the foregoing and regardless of any Non-Renewal Notice, this Agreement shall remain in effect for a period of thirty-six (36) months following the effective date of a Change in Control if a Change in Control occurs during the Employment Period.  Reference herein to the Employment Period will refer to both such initial term and such extended terms.”
Section 2.   Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 3.   Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania but only to the extent not superseded by federal law.

Section 4.   Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank, Company and Executive have signed this Amendment as of December 10, 2024.
ESSA BANK & TRUST

By: /s/ Gary Olson
President and Chief Executive Officer

ESSA BANCORP, INC.

By: /s/ Gary Olson
President and Chief Executive Officer

EXECUTIVE

/s/ Charles D. Hangen